UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 1, 2013, Tower Investments, Inc. issued a press release announcing that the Company has agreed to manage The Provence, the resort and casino on North Broad Street, Philadelphia (the “Project”), proposed by Tower Entertainment, LLC (the “Tower JV”), if the Project is selected by the Pennsylvania Gaming Control Board (the “PGCB”).  The Company also loaned $25 million to the Tower JV in the form of a stand-by letter of credit issued for the purpose of securing the Pennsylvania gaming license fee relating to the Project.  The Company has the option to convert the $25 million loan into a minority investment in the Tower JV should the Project be selected by the PGCB. If the Project is not selected, the letter of credit will be cancelled.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Tower Investments, Inc., dated February 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: February 1, 2013	By:	/s/ Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary